Exhibit 6.1

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 001 Ex. 6.1

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 002

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 003

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 004

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 005

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 006 [********************************] [************************************]

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 007

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 008

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 009

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 010 Type text here

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 011 Type text here

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 012

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 013 James S. Coleman President/CEO

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 014

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 015

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 016

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 017 [***] [***] [***] [***] [***] [***] [***] [***] [***]

[***] [***] [***] [***] Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 018 [***] [***] [***] [***] [***] [***] [***]

[***] [***] Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 019 [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

[***] [***] [***] [***] [***] Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 020 [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 021

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 022

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 023

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 024

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 025

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 026

Confidential treatment requested by Lion Power Systems (NV), Inc. LPS 027

SUPPLY, DEVELOPMENT, AND LEASING AGREEMENT

THIS SUPPLY, DEVELOPMENT, AND LEASING AGREEMENT (the "Agreement") is entered into as of July ___, 2023 by and between Jiangsu Highstar Battery Manufacturing Co., Ltd., a corporation organized under the laws of the People's Republic of China ("Highstar"); and Lion Powers Systems, Inc., a Nevada corporation ("Lion").

WITNESSETH:

WHEREAS, Highstar is a professional battery manufacturer that produces sintered Ni-MH batteries, Ni-CD batteries, and Lithium-polymer and Li-ion batteries, as well as battery cells, parts, related materials;

WHEREAS, Lion is preparing to launch a business enterprise dedicated to the distribution, sale, and manufacturing of Li-ion batteries based on Highstar's battery technologies in the United States; and

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
SUPPLY OF FINISHED BATTERY PACKS AND BATTERY MATERIALS AND COMPONENTS

Section 1.1 Supply Agreement. Highstar hereby agrees to use commercially reasonable efforts to deliver to Lion: (i) finished Highstar battery packs in quantities sufficient to meet Lion's requirements based upon written purchase orders and forecasts to be provided pursuant to Section 1.2 hereof; and (ii) upon commencement of Lion's planned manufacturing operations as described in Article II hereof, Highstar battery components, parts, and materials in quantities sufficient to meet Lion's requirements based upon written purchase orders and forecasts to be provided pursuant to Section 1.2 hereof. In the event that Lion's requirements differ significantly (by more than 10%) from the forecasts, Lion will promptly notify Highstar of the fact and of the amount of such variance, and Highstar shall use commercially reasonable efforts to accommodate any variance upon receiving notice thereof from Lion. Highstar agrees that Lion shall have the right, within the territory of the United States, Canada, Mexico and the Caribbean idlands (the "Territory"), to distribute, sell, and manufacture Highstar battery packs and battery packs based upon Highstar designs and technologies and/or assembled from Highstar components and materials.

During the first five years of this Agreement, Highstar agrees and undertakes to not establish, or assist in the establishment, any distributorship for its products that would be competitive with Lion within the Territory.

Section 1.2 Forecasts; Purchase Orders. With respect to the finished Highstar battery packs and Highstar battery components, parts, and materials (collectively, the "Products") to be purchased by Lion hereunder, Lion shall deliver to Highstar on a monthly basis, or at intervals Lion and Highstar may otherwise mutually agree upon in writing, but in no event longer than sixty (60) days, a forecast of its quantity requirements for the Products for

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the ensuing sixty (60) day period. Highstar shall acknowledge in writing within five (5) business days after receipt of any written purchase orders submitted by Lion: (i) its receipt of such purchase order and (ii) its ability or inability to fulfill the then-current sixty (60) day forecast. Highstar shall use commercially reasonable efforts but does not guarantee the ability to fulfill any 60-day forecast or purchase order submitted by Lion. The terms and conditions of this Agreement will control over any terms contained in any Lion written purchase order, written acceptance or acknowledgement by Highstar, invoice, or any other document that is not clearly an amendment to this Agreement signed by both parties in accordance with Section 5.1 below.

Section 1.3 Delivery. All Products delivered to Lion shall be F.O.B. Lion's facility as set forth in each written purchase order. Highstar shall use commercially reasonable efforts to assist Lion in arranging any desired insurance (in amounts that Lion shall determine) and transportation to Lion's facilities; provided, however, that such insurance and transportation shall be at Lion's sole cost and expense. All customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery, shall be at Lion's expense.

Section 1.4 Product Specifications. Highstar shall provide Products that meet the specifications for each Product as set forth in Exhibit A hereto, as well as all applicable standards set forth in UL 1642 or any successor standard for lithium batteries as may be adopted by UL Solutions for battery safety, performance, testing, and maintenance (collectively, the "Specifications"). Every delivery of Products must materially comply with all applicable Specifications. Lion may reject any portion of any shipment of Products which does not conform with the Specifications. In order to reject a shipment, Lion must give written notice to Highstar of Lion's intent to reject the shipment within fourteen (14) days of receipt together with a written indication of the reasons for such possible rejection. After notice of an intention to reject is given, Lion and Highstar shall examine the Products in question using mutually agreeable test methods to determine the extent and existence, if any, of any nonconformity. If the Materials are reasonably determined to be nonconforming, Highstar shall, at its own cost and expense, use commercially reasonable efforts to promptly undertake to replace such nonconforming Products and deliver conforming Products to Lion. If, for any reason, Highstar is unable to replace such nonconforming Products and deliver conforming Products to Lion within sixty (60) days of the determination such Products were nonconforming, then Highstar shall promptly reimburse Lion for the entire cost of those nonconforming Products, including the cost of shipping and taxes thereon.

Section 1.5 Pricing and Payments.

(a) Price. The prices for each of the Products shall be as set forth in Exhibit B attached hereto and by this reference incorporated herein (collectively, the "Purchase Prices"), and such Purchase Prices shall remain firm for the term of this Agreement, except as otherwise provided in Section 1.5(b) below.

(b) Price Increases. Lion and Highstar will reexamine the Purchase Prices every six months from the date of this Agreement and shall mutually determine whether an

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increase or decrease of any or all of the Purchase Prices is necessary to reflect any change in the market price or in the cost of raw materials used to produce such Products. Any disagreements between the parties over a proposed price increase/decrease shall be settled in mediation or arbitration pursuant to paragraph 5.11 below.

(c) Payments. All payments for Products hereunder to Highstar shall be payable as follows:

1. Twenty percent (20%) of the order cost shall be due upon acceptance of the order by Highstar,

2. If Lion's client prepays seventy percent (70%) or more of the total order prior to the FOB date of Highstar's facility, Lion shall pay at least fifty percent (50%) of the total order to Highstar on or before the FOB date. The remaining amount of the order must be paid to Highstar within 30 days of the FOB date via wire transfer.

3, If Lion's client prepays less than seventy percent (70%) of the total order prior to the FOB date, Lion must pay at least thirty percent (30%) of the total order to Highstar on or before the FOB date, the remaining amount of the order must be paid to Highstar within 45 days of the FOB date via wire transfer.

4, If Lion's client is a government or large corporation, which has less flexibility in payment arrangement, Lion must pay at least twenty percent (20%) of the total order to Highstar on or before the FOB date, the remaining amount of the order must be paid to Highstar within 60 days of the FOB date via wire transfer.

5. In the event Lion rejects any Products pursuant to Section 1.4 above, payment obligation for such rejected Products shall be suspended until Lion and Highstar are able to determine the extent and existence, if any, of any nonconformity of the Products in question.

6. Notwithstanding anything contained in this Agreement to the contrary, Highstar may, in its sole discretion, reject any Order in which it is not satisfied with the payment terms.

(d) Samples. In order to assist Lion in generating sales, Highstar shall furnish to Lion at no cost a number, such number being in Highstar's sole discretion, of samples of each Product as set forth in Exhibit A hereto for the purpose of demonstrating the Products to prospective customers.

Section 1.6 Labelling and Packaging. Highstar shall label the Products in accordance with Highstar's standard practices or with Lion's name branding and trademarks as agreed to between the parties, as well as all applicable product labelling requirements under U.S. regulations.

All Products ordered by Lion shall be packed for shipment to the United States and Highstar will mark all Product containers, packaging, and shipping materials with necessary handling and shipping information, including but not limited to, all required UN shipping labels and other shipping labels required in the U.S., together with any special handling that may be required, and

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will provide an itemized packing list with each shipment which shall include: (i) the purchase order number(s) prominently marked; and (ii) the quantity of the Products shipped.

Section 1.7 Product Branding. Lion shall be permitted to apply its own name branding and trademarks: (i) to all finished battery packs purchased hereunder from Highstar and re-sold by Lion within the Territory; and (ii) to all batteries or related products assembled by Lion from parts and components purchased hereunder from Highstar and sold by Lion within the Territory.

ARTICLE II
MANUFACTURING DEVELOPMENT

Section 2.1 Development of Lion Battery Factory in the U.S. Lion shall undertake its best commercial efforts to develop and bring into full operation a facility for the packing, assembly, and marketing and sale to the U.S. market of Highstar-supplied battery packs and battery packs assembled from Highstar-supplied parts, materials, and components (the "Factory"). Lion and Highstar shall collaborate in the development of the Factory as set forth herein. The Factory and all related assets shall remain the property of Lion at all times, however Highstar may later be issued certain equity ownership in Lion as further described in Section 2.6, below. The anticipated stages of development and operation of the Factory are as follows:

(a) Phase 1A – Finished Product Branding and Re-sale. Phase 1A of the Factory's operations shall consist of the purchasing of finished battery packs by Lion from Highstar under the terms of Article I, above, and Lion's brand labelling, and marketing and sale of such Lion-branded battery packs to customers.

(b) Phase 1B – Assembly, Branding, and Sale of Products. Phase 1B of the Factory's operations shall consist of the assembly of battery packs by Lion from components, parts, and materials to be purchased from Highstar under the terms of Article I, above, with such assembled battery packs to be marketed and sold under Lion's brand label.

(c) Phase 2 – Battery Cell Manufacturing; Single Line. Phase 2 of the Factory's operations shall consist of Lion's manufacture, in a single assembly line, of lithium-ion battery cells using battery cell manufacturing technology to be licensed to Lion from Highstar. As stated in paragraph 2.6 below, the terms of such license shall be set forth in a separate agreement entered into by the parties prior to the implementation and funding of Phase 2.

(d) Phase 3 – Battery Cell Manufacturing; Multiple Lines. Phase 3 of the Factory's operations shall consist of Lion's manufacture, in multiple assembly lines, of lithium-ion battery cells using battery cell manufacturing technology to be licensed to Lion from Highstar.

Section 2.2 Responsibilities of Lion. In connection with Phases 1A and 1B, Lion shall be responsible for:

(a) Within _two_ months of the date of this Agreement, providing an appropriate facility for the Factory in the U.S. The facility for the factory shall be an appropriate industrial workspace consisting initially of approximately 36,000 square feet, for which the leasing, maintenance, and all other costs and responsibilities shall be borne exclusively by Lion.

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(b) Retaining adequate Factory personnel. Lion shall initially retain approximately 20 to 30 personnel to work in the Factory during Phases 1A and 1B in packaging, assembling, and marketing battery packs for sale. The hiring, compensation, and all other costs and responsibilities for such personnel shall be the sole responsibility of Lion.

(c) Leasing all necessary equipment from Highstar as set forth in Article III hereto.

(d) Upon implementation of Phase 1B Lion shall set up an electronic interface system ("data-room") that will provide Highstar with access to all information related to Lion's business, including all marketing information, client information, contracts, and financial data. The parties agree to review the data-room within 1 year of the date of this Agreement and discuss the need, if any, to appoint a representative of Highstar to serve on the Board of Lion or a subsidiary of Lion. .

Section 2.3 Responsibilities of Highstar. In connection with Phases 1A and 1B, Highstar shall be responsible for:

(a) Providing all necessary technology, know-how and technical assistance as is reasonably required to properly, safely, and effectively assemble battery packs for sale using the Highstar parts, components, and materials to be sold under Article I, above.

(b) Highstar shall provide a Chief Technology Officer, General Manager and at least one additional person to work in the U.S. at the Factory to assist Lion as necessary with the technical aspects of the design, implementation, and operation of its battery assembly operations, as well as the marketing of finished battery packs to customers. Compensation for the personnel supplied by Highstar shall be as agreed to by the parties and, along with all other employment related responsibilities, shall be the sole responsibility of Lion. Lion shall also be responsible for obtaining work visas or other employment documentation for the personnel required by the United States government or other governmental agencies.

(c) Subject to the confidentiality requirements set forth in Article IV below, providing Lion with any and all sales leads and customer lists that are available to Highstar and which may assist Lion in the marketing and sale of battery packs in the U.S.

(d) Leasing all necessary equipment to Lion as set forth in Article III hereto.

Section 2.4 Financing Responsibility for Phases 1A and 1B. Lion is fully responsible for funding the development of the Factory and its operations.

Section 2.5 License of Applicable Know-how for Phases 1A and 1B. In connection with Phases 1A and 1B of Factory operations, Highstar hereby grants to Lion a non-exclusive, and royalty-free license to use any and all technical information, discoveries, improvements, processes, formulae, data, engineering, technical and shop drawings, inventions, shop-rights, know-how and trade secrets which are useful or necessary in the assembly of battery packs using Highstar-supplied parts, components, and materials. Any such license shall automatically terminate upon the termination of this Agreement. All trade secrets, copyrights, trademarks,

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patents, and other intellectual property disclosed and/or licensed to Lion shall at all times remain the sole property of Highstar or its successor or assigns.

Section 2.6 Financing Efforts, Technology License, and Equity Arrangements for Phases 2 and 3. Following the successful implementation of Phases 1A and 1B, Lion shall use its best efforts to arrange for, pursue, and close such financing in order to fund Phase 2 as quickly as is practicable. Prior to the funding of Phase 2, Highstar and Lion shall negotiate in good faith to reach an agreement that includes both: (i) Highstar's licensing to Lion, within the Territory, of Highstar's proprietary battery cell manufacturing technology; and (ii) in consideration for such license, the issuance to Highstar (or a third party entity designated by Highstar) of a minority equity ownership position in Lion.

Section 2.7. Sales Targets. Within one year of the date of this Agreement, the parties agree to negotiate and set a target schedule of sales for the finished battery packs, as well as the components, parts, and materials, purchased by Lion from Highstar. The parties shall further agree on a reasonable timeline for the implementation of Phases 2 and 3. Lion's failure to comply with the target schedule shall be considered a material breach of this Agreement subject to the termination provisions of paragraph 5.16 below. Notwithstanding the above, Highstar must give Lion a minimum of 30-days written notice prior to terminating this Agreement pursuant to this paragraph, during which Lion may attempt to cure such failure(s).

ARTICLE III
EQUIPMENT LEASE

Section 3.1 Equipment Leased; Payments. Highstar hereby leases to Lion, and Lion hereby leases from Highstar, each of the pieces of industrial equipment (the "Equipment") set forth on Schedule C hereto. The estimated cost of the Equipment is [********************************] from the manufacturers thereof, which cost Highstar shall document to Lion. The lease term is twenty-five (25) months, lease payments by Lion to Highstar to be made monthly in the amount of [***********************************] with a balloon payment of the remainder in Month 25. Lease payments for all items of Equipment as set forth on Schedule C shall be made by wire transfer as instructed by Highstar on or before the fifth (5th) day of each month after delivery of such Equipment to Lion's premises. All items of Equipment shall be delivered F.O.B. Lion's facility by Highstar.

Section 3.2 Purchase Option. If Lion shall duly perform and observe all the terms and conditions in this Article III with regard to an item of Equipment, including all payments specified on Schedule C, then upon payment of the final lease payment for such item of Equipment, Lion shall have the option purchase such item of Equipment for the residual purchase option amount therefor as shown on Exhibit C. If the purchase option for a piece of Equipment is exercised and the purchase option amount is paid, Highstar will transfer and assign all rights, title and interest in and to such item of Equipment to Lion, without any further obligation by Lion.

Section 3.3 Insurance. Both parties hereby covenant and agree, at all times during the term of this Lease as to each item of Equipment, to obtain and keep in force for the mutual benefit of Highstar and Lion, general public liability insurance against claims for personal injury, death or property damage occurring in, on or about the Equipment. The parties further covenant and agree

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that Highstar and Lion or anyone claiming by, through or under them, shall be named as co-insureds as their respective interests may appear in the above policies and that the parties shall deliver to each other certificates of said insurance and of renewals thereof from time to time during the term of this Lease. In addition, at its own expense, Lion will maintain casualty insurance insuring each item of Equipment against loss or damage by fire, accident, or other casualty, and any other risks.

Section 3.4 Taxes. In their respective countries, each party shall pay all taxes, including, but not limited to, state, county and city real and personal property taxes.

Section 3.5 Repairs. Lion shall, at its own expense, make all necessary repairs to the Equipment. Such repairs shall be made promptly as and when necessary. Should Lion default in making such repairs, Highstar may, but shall not be required to, make such repairs and replacements for the Lion's account, and the expense thereof shall constitute and be collectible as additional rent.

ARTICLE IV
CONFIDENTIALITY

Section 4.1 Confidential Information. Except as expressly set forth in this Section 4.1, each party shall cause its respective affiliates, officers, directors, employees, agents and subcontractors (collectively, "Representatives") to keep confidential any and all technical, commercial, scientific and other data, processes, documents or other information (whether in oral form and identified as confidential within 30 days after the date of disclosure, or if written form, if marked as "confidential" at the time of disclosure) or physical object (including, without limitation, intellectual property, marketing data, customer lists, agreements between any party and a third-party, license applications, and business plans and projections of any party) that have been marked as "confidential" at the time of disclosure) acquired from the other party (the "Other Party"), its affiliates or its Representatives ("Confidential Information"), and each party shall not disclose directly or indirectly, and shall cause its Representatives not to disclose directly or indirectly, any Confidential Information to anyone outside such person, its subsidiaries, and each oftheir affiliates and their respective Representatives, except that the foregoing restriction shall not apply to any information disclosed hereunder to any party, if such person (the "Receiving Person") can demonstrate that such Confidential Information:

(a) is or hereafter becomes generally available other than by reason of any breach or default by the Receiving Person, any of its Affiliates or any Representative of the foregoing with respect to a confidentiality obligation under this Agreement;

(b) was already known to the Receiving Person or such affiliate or Representative;

(c) is disclosed to the Receiving Person or such affiliate or Representative by a third party who has the right to disclose such information;

(d) is independently developed by the Receiving Person; or

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(e) based on such Person's good faith judgement with the advice of counsel, is otherwise required to be disclosed in compliance with applicable legal requirements to a public authority.

Section 4.2 Obligations Upon Disclosure. Whenever the Receiving Person becomes aware of any state of facts which would or might result in disclosure of Confidential Information pursuant to subparagraph (e) above, it shall, if possible, promptly notify the person making disclosure "Disclosing Person") prior to any such disclosure so that the Disclosing Person may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

In any event, if the Receiving Person is unable to promptly notify the Disclosing Person or if such protective order or other remedy is not obtained, or if the Disclosing Person waives compliance with the provisions of this Agreement, the Receiving Person will furnish only that portion of the information which it is advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information.

Each party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security except as required by the relevant laws, enjoining or restraining any other party from any violation or threatened violation of this Section 4.2.

Section 4.3 Survival. The obligations set forth in this Article IV shall survive any termination of this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1 Amendments. Subject to applicable law, this Agreement may be amended or modified by the parties hereto only by written agreement executed by each party to be bound thereby and delivered by duly authorized officers of the parties hereto.

Section 5.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto, and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof and thereof.

Section 5.3 Expenses. Except as otherwise expressly provided herein, all expenses and fees incurred by the parties in the drafting or negotiation of this Agreement shall be borne solely and entirely by the party that has incurred the same.

Section 5.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to amend or modify this Agreement so as to effect the original intent of the parties as closely as

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possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 5.5 Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party. Except for the prohibition on assignment contained in the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.6 No Third-Party Beneficiaries. Nothing herein expressed or implied shall be construed to give any person other than the parties hereto (and their successors and assigns as permitted herein) any legal or equitable rights hereunder.

Section 5.7 Counterparts; Delivery by Facsimile or E-mail. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 5.8 Recitals. The recitals set forth above are incorporated herein and, by this reference, are made part of this Agreement as if fully set forth herein.

Section 5.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.10 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts of law principles.

Section 5.11 Dispute Resolution. The parties hereto shall initially attempt to resolve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations amongst themselves. If the parties hereto are unable to resolve the matter following good faith negotiations, the matter shall thereafter be resolved by binding arbitration and each party hereto hereby waives any right it may otherwise have to the resolution of such matter by any means other than binding arbitration pursuant to this Section 5.11. Whenever a party shall decide to institute arbitration proceedings, it shall provide written notice to that effect to the other parties hereto. The party giving such notice shall, however, refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During this period, the parties shall make good faith efforts to amicably resolve the claim, dispute or controversy without arbitration. Any arbitration hereunder shall be conducted in the English language under the

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commercial arbitration rules of the American Arbitration Association. Any such arbitration shall be conducted in the City of Newport News, Virginia by a panel of three arbitrators: one arbitrator shall be appointed by Highstar, one arbitrator shall be appointed by Lion, and the third arbitrator shall be appointed by the American Arbitration Association. The panel of arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on the claim, dispute or controversy in question would be barred under this Agreement or by the applicable statute of limitations. The prevailing party in any arbitration shall be entitled to recover from the other party, in addition to any other remedies specified in the award, all reasonable costs, attorneys' fees and other expenses incurred by such prevailing party to arbitrate the claim, dispute or controversy.

Section 5.12 Understanding of Agreement. The parties each acknowledge that they have fully read the contents of this Agreement and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement. The parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement. For the purpose of this instrument, the parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted. The official and binding language of this Agreement shall be English, and the English version of this Agreement shall control over any translation.

Section 5.13 Interpretation.

(a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

(b) Whenever the words "include", " includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

(c) The words "hereof", "hereby ", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto, unless the context requires otherwise.

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Section 5.14 Notices. Notices and other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person; (b) if sent by a nationally recognized overnight delivery service; (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or (d) if sent by facsimile, or as a ".pdf" attachment to an electronic mail or other direct written electronic means. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile, electronic mail, or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a business day and, if not, on the next following business day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following business day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of thirty (30) days' prior written notice to the other parties in the manner set forth hereinabove in each case, to the applicable address set forth as follows:

If to Highstar:

No. 306 HePing Road(s)
Qidong City, Jiangsu Province
China
Attention: Gang . Chen, CEO
Telephone: 0086-513-80795666
E-mail: cheng@highstar.com

If to Lion:

Lion Power Systems, Inc.
615 Bland Boulevard
Newport News, VA 23602 United States of America
Attention: James S. Coleman, CEO
Telephone: +01-917-213-9056
E-mail: jscsuper@aol.com

Section 5.15. Indemnification. Each Party (the "Indemnifying Party") will indemnify the other party and its directors, officers, agents, employees, heirs, successors and permitted assigns against any lawsuit, claim, liability or expense (including attorneys' fees, court or arbitration costs and any judgment) which results from the acts or failures to act by the indemnifying party, including any alleged or proven misconduct or neglect by the indemnifying party or its agents or employees.

Section 5.16 Termination. Either party may immediately terminate this Agreement due to a material breach by the other party. By way of example, but not limited to, a material breach shall include, Lion's failure to make any payment owed to Highstar under this Agreement when due.

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Section 5.17 Attorney Fees. In any litigation or arbitration of any dispute between the Parties, in addition to any relief, order or award that enters, the prevailing Party shall be awarded reasonable attorneys' fees, expert witness fees and costs.

Section 5.18 No Authority to Bind Company. The parties acknowledge and understand that they are not officers, employees or agents of the other party and they may not incur any debt on behalf of the other party nor do they have authority to obligate the other party in any legal manner whatsoever.

Section 5.19 Nondisclosure of Agreement. Neither party will disclose any term of this Agreement to any third party or corporate entity with the exception of accountants or attorneys whom either party may consult during the negotiation or performance of this Agreement, or as may be required by law.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

Lion Power Systems, Inc.

By: ______________________

Name: James S. Coleman

Title: President/CEO

Jiangsu Highstar Battery Manufacturing Co., Ltd.

By: ______________________

Name: CHEN GANG

Title: CEO

EXHIBIT A
PRODUCT SPECIFICATIONS

Telecom Battery pack& quotation			Jiangsu Highstar Battery Manufacturing Co.,Ltd No.306,Heping Road(s),Qidong,Jiangsu,226200,China						
No.	Product Model	Voltage (V)	Capacity (Ah)	Max. continuous discharge (A)	Cell Type	Operating Temperature (°C)	Cycles @ 80%soc (time)	Weight (kg)	Dimension (W*D/L*H mm)
1	HSDLFP-4850A	51.2	50	50	IFpP36115200-50Ah	-20 ~ 55	1,500	35	439*400*132mm(3U)
2	HSDLFP-48100A	51.2	100	100	IFpP50160118-100Ah IFpP40130205-100Ah		1,500	45	440*469*132mm (3U)
3	HSDLFP-48100B	51.2	100	100	IFpP40130220-100Ah		1,500		440*350*222mm(5U)
4	HSDLFP-48100B-5	48	100	100	IFpP40130205-100Ah		1,500		440*425*222mm(5U)
5	HSDLFP-48100E	48	100	100	IFpP50160118-100Ah IFpP40130205-100Ah		2,000		439*420*133mm(3U)
6	HSDLFP-48200A	51.2	200	200	IFpP40130205-100Ah		1,500	80	442*480*270mm(6U)
9	4850(2U)	51.2	50	43.2	IFpP4014895-50Ah		1,500	35	350*442*88 (2U)
7	48100(2U)	51.2	100	43.2	IFpP50160118-100Ah		1,500	45	588*726*88 (2U)
8	48200(2U)	51.8	200	39.2	NCM Pouch 11161227-50Ah		1,500	63	544*725*89 (2U)

Remarks:

1.This quotation is based on FOB Shanghai terms.

2.This quotation is from current products for market of China\India\EU; the parameters and specifications will be changed due to U.S. customer's specific needs, if it is necessary

3.Jiangsu Highstar Battery reserves the right of final interpretation of this quotation;

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Portable and home ESS Battery Pack & Quotation	Jiangsu Highstar Battery Manufacturing Co.,Ltd No.306,Heping Road(s),Qidong,Jiangsu,226200,China									
No.	**Product Model**	**Voltage (V)**	**Capacity (Ah)**	**Max. continuous discharge (A)**	**Cell Type**	**Operating Temperature (°C)**	**Cycles @80 SOC (times)**	**Weight (kg)**	**Dimension (W*D*H mm)**
1	VC1206	12.8	6Ah	6	LiFePO4	-20 ~ 60	4,000	0.75	151W*65D*94H
2	VC1208	12.8	8Ah	8				0.95	
3	VC1220	12.8	20Ah	20				2.30	181W*77D*170H
4	VC1250	12.8	50Ah	20				5.60	223W*150D*178H
5	VC12100Plus	12.8	100Ah	100				11.50	307W*169D*213H
6	VC12200Plus	12.8	200Ah	100				22.90	520W*270D*220H
7	VC12250Plus	12.8	250Ah	100				31.50	520W*270D*220H
8	VE48100E-P2	51.2	100Ah	100			6,000	41.00	445W*400D*130H
9	VE48100E-W	51.2	100Ah	100				40.00	446W*450D*150H
10	VE51100RS	51.2	100Ah	100				45.00	445W*420D*145H
11	VT48200	48	200Ah	100				78.00	444W*222D*490H

Remarks:

1.This quotation is based on FOB Shanghai terms.

2.This quotation is from current products for market of China\India\EU\South Africa; the parameters and specifications will be changed due to U.S. customer's specific needs, if it is necessary

3.Jiangsu Highstar Battery reserves the right of final interpretation of this quotation;

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Golf car/ Low speed car/ E-bike/E-motor Battery pack & Quotation				Jiangsu Highstar Battery Manufacturing Co.,Ltd No.306,Heping Road(s),Qidong,Jiangsu,226200,China					
No.	**Product Model**	**Voltage (V)**	**Capacity (Ah)**	**Max. continuous discharge (A)**	**Cell Type**	**Operating Temperature (°C)**	**Cycles (time)**	**Weight (kg)**	**Dimension (W*D/L*H mm)**
1	Mn Dragon 4812-A	48	12	12A	LMP	-20~55℃	600	4.7	142*70*252
2	Mn Dragon4812-C			12A	LMP	-20~55℃	600	5.2	183*156*159
3	Mn Dragon 4815-C		15	15A	LMP	-20~55℃	600		183*156*159
4	Mn Dragon 4820-B		20	20A	LMP	-20~55℃	600	9.1	95*140*500
5	Mn Dragon4824-C		24	24A	LMP	-20~55℃	600	9.5	183*156*203
6	Mn Dragon 6020-B	60	20	20A	LMP	-20~55℃	600	12,5	210*155*260
7	Mn Dragon 7220-A	72		20A	LMP	-20~55℃	600	14	210*155*260
8	Mn Dragon 6024-T	60	24	24A	LMP	-20~55℃	600	14.5	365*228*165
9	Mn Dragon 6040-A		40	40A	LMP	-20~55℃	600	20	250*160*380
10	Mn Dragon 7240-A	72		40A	LMP	-20~55℃	600	23	250*170*380
11	Fe Dragon 4820-A	48	20	20A	LFP	-10~55℃	1200	10.5	160*171*270
12	Fe Dragon 6020-A	60		20A	LFP	-10~55℃	1200	12.5	167*182*325

Remarks:

1.This quotation is based on FOB Shanghai terms.

2.This quotation is from current products for market of China\India\Southeast Asia; the parameters and specifications will be changed due to U.S. customer's specific needs, if it is necessary

3.Jiangsu Highstar Battery reserves the right of final interpretation of this quotation;

EXHIBIT B
PRODUCT PRICING

Telecom Battery pack& quotation		Jiangsu Highstar Battery Manufacturing Co.,Ltd		
		No.306,Heping Road(s),Qidong,Jiangsu,226200,China		
No.	**Product Model**	**Cell Type**	**Dimension (W*D/L*H mm)**	**FOB SHANGHAI (US$/pc)**
1	HSDLFP-4850A	IFpP36115200-50Ah	439*400*132mm(3U)	[***]
2	HSDLFP-48100A	IFpP50160118-100Ah IFpP40130205-100Ah	440*469*132mm (3U)	[***]
3	HSDLFP-48100B	IFpP40130220-100Ah	440*350*222mm(5U)	[***]
4	HSDLFP-48100B-5	IFpP40130205-100Ah	440*425*222mm(5U)	[***]
5	HSDLFP-48100E	IFpP50160118-100Ah IFpP40130205-100Ah	439*420*133mm(3U)	[***]
6	HSDLFP-48200A	IFpP40130205-100Ah	442*480*270mm(6U)	[***]
9	4850(2U)	IFpP4014895-50Ah	350*442*88 (2U)	[***]
7	48100(2U)	IFpP50160118-100Ah	588*726*88 (2U)	[***]
8	48200(2U)	NCM Pouch 11161227-50Ah	544*725*89 (2U)	[***]
Remarks:				
1.This quotation is based on FOB Shanghai terms.				
2.This quotation and price is from current products for market of China\India\EU; the parameters and specifications will be changed due to U.S. customer's specific needs, if it is necessary; thus, the price will also be changed accordingly.				
3. The price is based on current battery cell price (up to Aug 6th, 2023); if the cell price changed due to the raw materials' prices, the prices for the pack products will also be changed				
4. Jiangsu Highstar Battery reserves the right of final interpretation of this quotation;				

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Portable and home ESS Battery Pack & Quotation		Jiangsu Highstar Battery Manufacturing Co.,Ltd No.306,Heping Road(s),Qidong,Jiangsu,226200,China			
No.	**Product Model**	**Cell Type**	**Cycles or service life (time)**	**Dimension (W*D*H mm)**	**FOB SHANGHAI (US$/pc)**
1	VC1206	LiFePO4	4,000	151W*65D*94H	[***]
2	VC1208				[***]
3	VC1220			181W*77D*170H	[***]
4	VC1250			223W*150D*178H	[***]
5	VC12100Plus			307W*169D*213H	[***]
6	VC12200Plus			520W*270D*220H	[***]
7	VC12250Plus			520W*270D*220H	[***]
8	VE48100E-P2		6,000	445W*400D*130H	[***]
9	VE48100E-W			446W*450D*150H	[***]
10	VE51100RS			445W*420D*145H	[***]
11	VT48200			444W*222D*490H	[***]

Remarks:

1.This quotation is based on FOB Shanghai terms.

2.This quotation and price is from current products for market of China\India\EU\South Africa; the parameters and specifications will be changed due to U.S. customer's specific needs, if it is necessary; thus, the price will also be changed accordingly.

3. The price is based on current battery cell price (up to Aug 6th, 2023); if the cell price changed due to the raw materials' prices, the prices for the pack products will also be changed

4. Jiangsu Highstar Battery reserves the right of final interpretation of this quotation;

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Golf car/ Low speed car/ E-bike/E-motor Battery pack & Quotation		Jiangsu Highstar Battery Manufacturing Co.,Ltd No.306,Heping Road(s),Qidong,Jiangsu,226200,China			
No.	**Product Model**	**Cell Type**	**Weight (kg)**	**Dimension (W*D/L*H mm)**	**FOB SHANGHAI (US$/pc)**
1	Mn Dragon 4812-A	LMP	4.7	142*70*252	[***]
2	Mn Dragon4812-C	LMP	5.2	183*156*159	[***]
3	Mn Dragon 4815-C	LMP		183*156*159	[***]
4	Mn Dragon 4820-B	LMP	9.1	95*140*500	[***]
5	Mn Dragon4824-C	LMP	9.5	183*156*203	[***]
6	Mn Dragon 6020-B	LMP	12,5	210*155*260	[***]
7	Mn Dragon 7220-A	LMP	14	210*155*260	[***]
8	Mn Dragon 6024-T	LMP	14.5	365*228*165	[***]
9	Mn Dragon 6040-A	LMP	20	250*160*380	[***]
10	Mn Dragon 7240-A	LMP	23	250*170*380	[***]
11	Fe Dragon 4820-A	LFP	10.5	160*171*270	[***]
12	Fe Dragon 6020-A	LFP	12.5	167*182*325	[***]

Remarks:

1.This quotation is based on FOB Shanghai terms.

2.This quotation and price is from current products for market of China\India\Southeast Asia; the parameters and specifications will be changed due to U.S. customer's specific needs, if it is necessary; thus, the price will also be changed accordingly.

3. The price is based on current battery cell price (up to Aug 6th, 2023); if the cell price changed due to the raw materials' prices, the prices for the pack products will also be changed

4. Jiangsu Highstar Battery reserves the right of final interpretation of this quotation;

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EXHIBIT C
DESCRIPTION OF LEASED EQUIPMENT

No.	Equipment and Facilities	Basic Description	Equipment Price（$, include tax）	Note
1	PACK Automatic Line	Three-Axis Mechanical Arm,Complete Welding Function	[***]	
2	PACK Manual Line	Basic Function Laser Welding Station, Double Plus Conveyor Chain	[***]	
3	Charge and Discharge Test Equipment for small capacity ESS products	Configuration of 10 Channels, Full Inspection of Performance Testing, Sampling Test Capacity	[***]	mostly for low voltage products, such as 48V100Ah pack
4	Charge and Discharge Test Equipment for mediul/large capacity ESS products	1000V/1500V，2 Channels	[***]	high voltages are widely used for medium/large scale ESS systems; thus, the high voltage testing equipment is required
5	Transportation and transit Equipment	2~3 AGV，Mainly Electric Hydraulic Trailers	[***]	
6	Packaging Equipment	KBK+Packaging Equipment, Manual Assistance	[***]	
7	Certification Fee	Automatic Line $[***] , Manual Line $[***]	[***]	Consider to have UL certification. If it requires any other certifications, the fee will cost more.
8	Overseas Installation and Commissioning	Calculation Details：Basic Salary of 2790 USD/Person/Month，Travel Expenses of 300 USD/Person/Day，and Travel Transportation Expenses of 8369.5 USD/Person	[***]	6~8 People，1.5months installation and commissioning. The owner provides necessary equipment and human resources
		Total	[***]	

1. Export：UL Certification Process May Invole Equipment Components or Design Changes
2. The Above Prices Do Not Include Export Costs Such as Transportation, Customs Clearance, Taxes, Insurance, Tax Refunds,etc.
3. The Current Production Line Configuration is Based on the design layout of existing home storage. It can be further adjusted and optimized when customers have acutal needs in the future.

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1、Project Name: Simplified home storage module Pack automatic line							
No.	**Section**	**Equipment Name**	**Material Name**	**Specification**	**Brand**	**Quantity**	**Notes**
1	Module section	Conveyor Line	Double Plus Chain	Non-Standard Customization	Customization	1	
2			Lift	Non-Standard Customization	Customization	2	
3			Conveying Tray	Non-Standard Customization	Customization	18	
4			Electric Control System	Non-Standard Customization	Customization	1	
5		Manual Station	Rack	Non-Standard Customization	Customization	3	
6			Climbing Mechanism	Non-Standard Customization	Customization	7	
7		Automatic loading station	Three-Axis Servo Frame	Non-Standard Customization	Customization	2	
8			Cell Gropper Modlue (Blueprint)	Non-Standard Customization	Customization	2	
9			Version System	Non-Standard Customization	Hikvision	2	
10			Height Measurement System	Non-Standard Customization	Keyence	2	
11			Tray Positioning	Non-Standard Customization	Customization	4	
12			Electric Control System	Non-Standard Customization	Customization	1	
13		Battery cell soring	Fixed Code Reader	Standard	Hikvision/Keyence	2	
14			Testing Equipment	BT3561A	HIOKI	2	
15			Battery Cell Testing Fixture	Non-Standard Customization	Customization	2	
16			Conveyor Line	Non-Standard Customization	Customization	2	

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17			Sorting Platform	Non-Standard Customization	Customization	2	
18			Thickness Measurement Module	Non-Standard Customization	HIOKI	2	
19			Industrial Computer + Monitor	Standard	Advantech	1	
20			Electric Control System	Non-Standard Customization	Customization	1	
21		Battery gluing station	Servo Conveyor Line for Gluing of Battery Cells	Non-Standard Customization	Customization	2	
22			Cell Positioning Fixture	Non-Standard Customization	Customization	2	
23			Electric Control System	Non-Standard Customization	Customization	2	
24		Three-Axis Stacking Frame	Three-Axis Servo Frame	Non-Standard Customization	Customization	1	
25			Stacking Clamp(Blueprint)	Non-Standard Customization	Customization	1	
26			Electric Control System	Non-Standard Customization	Customization	1	
27		Module Stacking Extrusion Station	Scanner Gun	1902GHD	Honeywell	2	
28			Printer	Non-Standard Customization	Zebra	2	
29			Stacking Platform	Non-Standard Customization	Customization	2	
30			Servo Press	Non-Standard Customization	Customization	2	
31			Pressure Detercion Mechanism	Non-Standard Customization	Customization	2	
32			Displacement Detection Mechanism	Non-Standard Customization	Customization	2	
33			Stacking Positioning Fixture	Non-Standard Customization	Customization	2	

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34			Strapping PET	Non-Standard Customization	Customization	2	
35			Electric Control System	Non-Standard Customization	Customization	1	
36			Positioning Camera	Non-Standard Customization	Hikvision	1	
37		Pole Piece Positioning Station	Laser Displacement Sensor	Non-Standard Customization	Keyence	1	
38			Fixed Code Reader	Standard	Hikvision/Keyence	1	
39			Pole Piece Positioning Platform	Non-Standard Customization	Customization	1	
40			Industrial Computer + Monitor	Standard	Advantech	1	
41			Electric Control System	Non-Standard Customization	Customization	1	
42		Pole Piece Cleaning Station	Laser System	200W	JPT	1	
43			Dust Collector	2.2KW	Huile	1	
44			Positioning Camera	Non-Standard Customization	Hikvision	1	
45			Laser Displacement Sensor	Non-Standard Customization	Keyence	1	
46			Pole Piece Cleaning Platform	Non-Standard Customization	Customization	1	
47			Industrial Computer + Monitor	Standard	Advantech	1	
48			Electric Control System	Non-Standard Customization	Customization	1	
49		Pole Piece Welding Station	Fiber Laser	6000W	IPG	1	
50			Water Tank	6000W	Hanli	1	
51			Galvanometer	6000W	Raylase	1	
52			Laser Displacement Sensor	Non-Standard Customization	Customization	1	
53			Positioning Camera	Non-Standard Customization	Customization	1	

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54			Monitoring System	Non-Standard Customization	Customization	1	
55			Dust Collector	2.2KW	Customization	1	
56			Welded Machine Frame	Non-Standard Customization	Customization	1	
57			Fixture	Non-Standard Customization	Customization	1	
58			Industrial Computer + Monitor	Standard	Advantech	1	
59			Electric Control System	Non-Standard Customization	Customization	1	
60		Post-Welding Cleanup Station (Optional, leave vacuum cleaner)	Cleaning Three-Axis	Non-Standard Customization	Customization	1	
61			Cleaning Platform	Non-Standard Customization	Customization	1	
62			Vacuum Cleaner	Non-Standard Customization	Customization	1	
63			Industrial Computer + Monitor	Standard	Advantech	1	
64			Electric Control System	Non-Standard Customization	Customization	1	
65	PACK Production Section	PACK Production Section	Inbox KBK	Non-Standard Customization	Customization	1	
66			Operator Workstation	Non-Standard Customization	Customization	10	
67			SOP Placement Rack	Non-Standard Customization	Customization	10	
68			Normal Tightening gun	Non-Standard Customization	Customization	10	
69			Lifting+Blocking mechanism	Non-Standard Customization	Customization	10	
70			Pallet	Non-Standard Customization	Customization	12	
71			Printer	Non-Standard Customization	Zebra	2	

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72			Scanner Gun	1902GHD	Honeywell	3	
73			KBK	Non-Standard Customization	Customization	1	
74			Weighing Platform	Non-Standard Customization	Customization	1	
75			Double Plus Chain+Elevator	Non-Standard Customization	Customization	1	
76			Electric Control System	Non-Standard Customization	Customization	1	
77	MES Section	MES Hardware	Server	Non-Standard Customization	Customization	1	
78		MES Software	MES Software System	Non-Standard Customization	Customization	1	

2、Project Name: Home Storage Module Pack Manual Line

No.	Section	Equipment Name	Material Name	Specification	Brand	Quantity	Notes
1	Module Section	Battery cell sorting	Beltline	Standard	Customization	3	
2			Testing Equipment	BT3561A	HIOKI	1	
3			Auotmatic Scanner Gun	Standard	Hikvision	1	
4			Testing Platfrom	Non-Standard Customization	Customization	1	
5			Industrial Computer + Monitor	Standard	Advantech	1	
6			Electric Control System	Non-Standard Customization	Customization	1	
7		Module Stacking Extrusion Station	Scanner Gun	1902GHD	Honeywell	1	
8			Module Stacking Fixture	Non-Standard Customization	Customization	2	
9			Turnover Trolley	Non-Standard Customization	Customization	2	
10			Handheld Pressure Sensor	Non-Standard Customization	Customization	2	
11			Packing Machine	Standard	Customization	1	
12			Fiber Laser	6000W	Raycus	1	

13		Pole Piece Welding Station	Water Tank	6000W	Hanli	1	
14			Galvanometer	6000W	Raylase	1	
15			Laser Displacement Sensor	Non-Standard Customization	Customization	1	
16			Positioning Camera	Non-Standard Customization	Customization	1	
17			Monitoring System	Non-Standard Customization	Customization	1	
18			Dust Collector	2.2KW	Customization	1	
19			Welded Machine Frame	Non-Standard Customization	Customization	1	
20			Fixture	Non-Standard Customization	Customization	1	
21			Industrial Computer + Monitor	Standard	Advantech	1	
22			Electric Control System	Non-Standard Customization	Customization	1	
23		Welded Cleanup	Vacuum Cleaner	Non-Standard Customization	Customization	1	
24	PACK Production Section	PACK Production Section	Inbox KBK	Non-Standard Customization	Customization	1	
25			Normal Tightening gun	Non-Standard Customization	Customization	5	
26			Pallet	Non-Standard Customization	Customization	12	
27			Printer	Non-Standard Customization	Zebra	1	
28			Scanner Gun	1902GHD	Honeywell	3	
29			KBK	Non-Standard Customization	Customization	1	
30			Weighing Platform	Non-Standard Customization	Customization	1	
31			Unpowered Roller Conveyor	Non-Standard Customization	Customization	1	

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32			Electric Control System	Non-Standard Customization	Customization	1	
33	MES Section	MES Hardware	Server	Non-Standard Customization	Customization	1	
34		MES Software	MES Software System	Non-Standard Customization	Customization	1	

3、Project Name：Charge and Discharge Test

No.	Section	Equipment Name	Material Name	Specification	Brand	Quantity	Notes
1	Charge and Discharge Test	Charge and Discharge Equipment	Server	100V100A	Standard	10	10 Charge/Discharge Channels for Performance Testing Only
2		MES Software	MES Software System	Non-Standard Customization	Standard	1	
3			Scanner Gun	1902GHD	Honeywell	3	

4、Project Name：Transportation and Transit Equipment

No.	Section	Equipment Name	Material Name	Specification	Brand	Quantity	Notes
1	Conveying and Transportation		AGV Vehicle	Non-Standard Customization	Standard	2	AGV with Automatic Line
2			Electric Hydraulic Vehicle	2T	Little King Kong Electric Pallet Trucks	8	

5、Project Name: Packaging Equipment

No.	Section	Equipment Name	Material Name	Specification	Brand	Quantity	Notes
1	Product Packaging		Packing Machine		Bodewell	2	
2			Winding Film Machine		Bodewell	1	
3			KBK Lifting Line	Standard	Standard	2	

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